                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "Agreement") is made and entered into as of
December 18, 2006 between Movie Star, Inc., a New York corporation ("Parent")
and the undersigned stockholder (the "Stockholder") of Parent. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization
dated as of the date hereof by and among Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and FOH
Holdings, Inc., a Delaware corporation (the "Company") (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of the Company pursuant to a merger of Merger Sub with and into the Company (the "Merger") in which each outstanding share of common stock of the Company will be converted into shares of common stock of Parent (the "Parent Shares") at the exchange ratio set forth in the
Merger Agreement; and

      WHEREAS, the Stockholder is the registered and beneficial owner of such number of shares of the outstanding Parent Shares as is indicated on the signature page of this Agreement (the "Shares").

      NOW, THEREFORE, the parties agree as follows:

      1.    Shares.

            1.1   Ownership of Shares. The Stockholder represents and warrants to Parent that: (i) the Stockholder is (and will be until the Expiration Date, unless Transferred (as defined below) pursuant to Section 1.3) the beneficial owner of the Shares, with full and sole power to vote or direct the voting of all Shares; (ii) the Shares constitute the Stockholder's entire interest in the outstanding capital stock and voting securities of Parent; and (iii) the Shares are held by the Stockholder free and clear of any Liens. A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein
(including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein
As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

            1.2   New Shares. The Stockholder agrees that any shares of capital stock or voting securities of Parent that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares for so long as they are held by the Stockholder.

            1.3   No Transfers of Shares. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this
Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of Parent, provided that, notwithstanding the foregoing, the Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of the Stockholder's immediate family, to a trust for the benefit of the
Stockholder and/or any member of the Stockholder's immediate family, any of the
Stockholder's Affiliates (as defined in Rule 12b-2 under the Securities Exchange
Act of 1934, as amended), any wholly-owned subsidiary of the Stockholder or any other person managed fund or managed client account over which such Stockholder exercises investment authority, including without limitation, with respect to voting and dispositive rights; provided, that each such transferee shall have
(i) executed a counterpart of this Agreement, a proxy in the form attached hereto as Exhibit I and the Shareholders Agreement (with such modifications as
Parent may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, "immediate family" means the
Stockholder's spouse, parents, siblings, children or grandchildren.

            1.4   No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the
Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than, in each case, this Agreement and the Proxy (as defined in Section 3)).

      2.    Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Parent with respect to any of the following, the Stockholder shall vote the Shares and any New Shares, in each case as to which the Stockholder then has voting control, in favor of the transactions contemplated by the Merger Agreement, including, without limitation, approval of the issuance of Parent Shares in connection with the
Merger and pursuant to the Rights Offering and in favor of the Parent Charter
Amendment.

      3.    Irrevocable Proxy. The Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the
"Proxy"), such Proxy to cover the Shares and all New Shares in respect of which the Stockholder is entitled to vote at each meeting of the stockholders of
Parent and held by Stockholder as of the record date for such meeting
(including, without limitation, each written consent in lieu of a meeting)
solely for purposes of voting such shares in favor of the matters specified in
Section 2 of this Agreement;

                                        2

PROVIDED, THAT, such proxy shall only survive until the Expiration Date. In the event that the Stockholder is unable to provide any such Proxy in a timely manner, the Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of the Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of the Stockholder. Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the
Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

      4.    Representations, Warranties and Covenants of Stockholder. The
Stockholder further represents, warrants and covenants to Parent as follows:

            (a)   The Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application. Except as may be limited by (i)
the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and
(ii) the effect of equitable principles of general application, the execution and delivery of this Agreement by the Stockholder does not, and the performance of the Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares or New Shares are or will be bound or affected.

            (b)   The Stockholder understands and agrees that if the Stockholder attempts to vote or provide any other person with the authority to vote any of the Shares held by the Stockholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement,
Parent shall not, and the Stockholder hereby unconditionally and irrevocably instructs Parent to not record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

      5.    Additional Documents. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this
Agreement.

      6.    Intentionally Omitted.

      7.    Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the
Expiration Date.

                                        3

      8.    Confidentiality. The Stockholder agrees (i) to hold any information regarding this Agreement and the transactions contemplated by the Merger
Agreement in strict confidence, and (ii) not to divulge any such information to any third person, except as required by law or legal process or to the extent any of the same is hereafter publicly disclosed by Parent.

      9.    Miscellaneous.

            9.1   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            9.2   Binding Effect and Assignment. This Agreement and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto ay be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind the Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

            9.3   Amendment and Modification. This Agreement may not be
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            9.4   Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation,
Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to
Parent at law or in equity and the Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

            9.5   Notices. All notices, requests, demands or other
communications that are required or may be given pursuant to the terms of this
Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

            (a)   If to the Stockholder, at the address set forth below the
Stockholder's signature at the end hereof.

            (b)   if to Parent, to:

                  If to Parent or Merger Sub:

                  Movie Star, Inc.
                  1115 Broadway

                                        4

                  New York, NY  10010.
                  Attention:   Melvin Knigin
                  Facsimile:   (212) 213-4925

            with a copy, which will not constitute notice, to:

                  Cooley Godward Kronish LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention:   Scott L. Kaufman
                  Facsimile:   (212) 401-4772

            With a second copy, which will not constitute notice, to:

                  Graubard Miller
                  405 Lexington Avenue, 19th Floor
                  New York, New York 10174
                  Attention:   Peter M. Ziemba
                  Facsimile:   (646) 227-5400

or to such other address as any party hereto may designate for itself by notice given as herein provided.

            9.6   Governing Law and Venue; Waiver of Jury Trial. (a) THIS
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE
INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The
parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of
America located in the State of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

            (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND
DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO
THIS AGREEMENT,

                                        5

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND
ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY
HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY
UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY
MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER
INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION 9.6.

            9.7   Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            9.8   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

            9.9   Effect of Headings. The section headings herein are for
convenience only and shall not affect the construction or interpretation of this
Agreement.

                                        6

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

--------------------------------------------------------------------------------
MOVIE STAR, INC.                        STOCKHOLDER
--------------------------------------------------------------------------------

By: /s/ Saul Pomerantz
   ---------------------------------    /s/ Michael Tokarz
Name: Saul Pomerantz                    ----------------------------------------
Title: Exec. VP                         (Signature)

                                        ________________________________________
                                        (Signature of Spouse)

                                        /s/ Michael Tokarz
                                        ----------------------------------------
                                        (Print Name of Stockholder)

                                        Tokarz Investments LLC
                                        ----------------------------------------

                                        287 Bowman Ave.
                                        ----------------------------------------
                                        (Print Street Address)

                                        Purchase, NY 10577
                                        ----------------------------------------
                                        (Print City, State and Zip)

                                        ----------------------------------------
                                        (Print Telephone Number)

                                        ________________________________________
                                        (Social Security or Tax I.D. Number)

Total Number of Shares of Parent Common Stock owned on the date hereof:
3,532,644

                       SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT I

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                                MOVIE STAR, INC.

      The undersigned stockholder of Movie Star, Inc., a New York corporation
("Parent"), hereby irrevocably (to the full extent permitted by the New York
Business Corporation Law) appoints the members of the Board of Directors of
Parent, and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this
Irrevocable Proxy. The proxy granted hereunder shall be solely for the purpose of voting the Shares in favor of approval and the transactions contemplated by the Merger Agreement (as defined below), including, without limitation, approval of the issuance of Parent Shares in connection with the Merger and pursuant to the Rights Offering and in favor of the Parent Charter Amendment (as such terms are defined in the Merger Agreement)(the "Parent Stockholder Matters"),
PROVIDED, THAT, such proxy shall only survive until the Expiration Date (as defined below). The Shares beneficially owned by the undersigned stockholder of
Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable
Proxy, any and all prior proxies given by the undersigned with respect to any
Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

      This Irrevocable Proxy is irrevocable (to the extent provided in the New
York Business Corporation Law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Parent, Fred Merger
Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger
Sub"), and FOH Holdings, Inc., a Delaware corporation (the "Company") which
Merger Agreement provides for the merger of Merger Sub with and into Company
(the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii)
the termination of the Merger Agreement in accordance with the terms thereof.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration
Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the
Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every

                                        8

annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting in favor of the Parent Stockholder
Matters.

      The attorneys and proxies named above may not exercise this Irrevocable
Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: December 18, 2006

                                        /s/ Michael Tokarz
                                        ---------------------------------------
                                        (Signature of Stockholder)

                                        Michael Tokarz
                                        ---------------------------------------
                                        (Print Name of Stockholder)

                                        Shares beneficially owned:

                                        3,532,644 shares of Parent Common Stock